Exhibit 10.3

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (“Agreement”) is entered into this 14th day of December, 2010 by and between Seven One Limited, a company organized under the laws of the British Virgin Islands (“SOL”), and Balqon Corporation, a Nevada corporation (“Distributor”).

RECITALS

A.             SOL is an affiliate of Thunder Sky Battery Limited (also known as Winston Battery Limited).

B.             Thunder Sky Battery Limited manufactures and sells lithium iron phosphate batteries and high voltage charging systems (collectively, the “Products”) and has granted SOL an exclusive worldwide right to distribute the Products and SOL desires to enter into an exclusive distribution agreement with Balqon to enhance sales of the Products in the United States (the “Territory”).

C.             Balqon desires to sell the Products to end users and resellers within the United States pursuant to an exclusive distribution agreement with SOL.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows.

1. Appointment.

(a) SOL hereby appoints Distributor as its exclusive authorized Distributor for the promotion, marketing and sale of the Products in the Territory, and Distributor hereby accepts such appointment.

(b) In consideration of the appointment, effective on the date of this Agreement, Distributor hereby issues SOL (i) 1,375,000 shares (the “Distribution Shares”) of Distributor’s common stock, $0.001 par value per share (“Common Stock”) and (ii) a five-year warrant (the “Distribution Warrant”) to purchase up to 1,500,000 shares of Common Stock (the “Distribution Warrant Shares”) at an exercise price of $1.50 per share in the form attached hereto as Exhibit A.

(c) As further consideration of the appointment, Distributor agrees to register for resale with the Securities and Exchange Commission the Distribution Shares and the Distribution Warrant Shares pursuant to the terms of that certain Registration Rights Agreement of even date herewith between Distributor and SOL.

2. Term.  The initial term of this Agreement shall commence on the date of this Agreement and shall continue until December 31, 2013, unless earlier terminated in accordance with Section 11 below.  Thereafter, this Agreement will automatically renew for successive one (1) year terms, unless earlier terminated in accordance with Section 11 below.

3. Promotion and Sales.

(a) Distributor shall use its best efforts to promote, market and sell the Products within the Territory.  Distributor agrees to maintain a fully qualified sales organization in order to fulfill its responsibilities under this Agreement and conduct a continuing program of quality sales promotion activities for the Products. During the term of this Agreement, Distributor shall not promote, market or sell any lithium iron phosphate batteries and high voltage charging systems or similar products within the Territory that directly compete with the Products.

(b) Distributor shall maintain facilities in the territory assigned so as to favorably reflect on the Products and quality image of SOL.

(c) Distributor shall provide prompt and courteous service to customer inquiries or complaints relating to the Products. Distributor shall at all times properly represent the Products and shall not make, directly or indirectly, any false misleading, or disparaging representations to any customers or persons in regards to the Products.

(d) SOL agrees to permit Distributor to identify itself as its authorized exclusive Distributor for Products and use the trademarks of SOL in connection with the Distributor’s effort to sell and promote the Products.

(e) SOL, upon mutual agreement with Distributor, shall permit Distributor to brand, package and/or private label products as deemed necessary by Distributor in connection with Distributor’s efforts to market, promote and sell the Products.

(f) Distributor shall provide, in reasonable detail, all data reasonably requested by SOL including sales forecasts as well as data on the overall marketplace, market segments, market opportunities and other information related to the Products marketed hereunder; as an aid in measuring SOL’s market potential therein and in planning its marketing efforts, including use of or applications for Products, suggestions for modification or improvements to Products and the like. Such data shall be limited to that specifically related to the Products.

(g) Distributor shall keep accurate accounts, books and records relating to the business of Distributor with respect to Products, in accordance with generally accepted accounting principles and practices and sufficient to ascertain compliance by Distributor with its obligations under this Agreement.

(h) SOL may periodically change design, models, features of Products, add new Products, or discontinue distribution of any or all Products without any accountability to Distributor in connection with any Products ordered by Distributor or Distributor’s inventory of the Products.

(i) Distributor shall comply fully with all applicable laws and regulations, including the U. S. Foreign Corrupt Practices Act, refrain from taking any action which would cause SOL to be in violation of any such law and regulations, and keep SOL informed of any applicable laws or regulations of the territory or any political sub-division or agency thereof, as well as of any amendments thereto, whether proposed or adopted, which may affect the rights and obligations of the parties, or promotion, sales, service or maintenance of Products.  If at any time, after the effective date hereof, this Agreement or the performance of its obligations by Distributor or SOL is no longer in compliance with any federal, state or local law or regulations, this Agreement shall be appropriately amended by the parties so as to be in compliance with those laws or regulations or terminated by either party.

4. Product Service.

(a) Distributor acknowledges the importance of the service responsibilities under this agreement. Distributor shall establish and maintain quality service operations as recommended by SOL, including trained personnel, proper tools and equipment and service facilities in order to fulfill its responsibilities under this agreement. Such service operations shall provide to owners of the Products prompt, courteous and quality service.

(b) Distributor shall be responsible for and agrees to perform inspection, preparation and pre-delivery steps prior to delivery of the Products to purchaser thereof. It shall be Distributor’s responsibility to determine whether or not the Products meet the needs of the customer based upon use intended by customer.

(c) Distributor shall provide to owners of the Products such general service and repair for the Products as may be necessary. Any or all charges therefore shall be reasonable and consistent with those prevailing in the territory and all such services and charges shall be in accordance with the applicable law.

(d) Distributor agrees to perform all warranty service on all Products brought to Distributor, whether or not sold by Distributor. Distributor shall perform such warranty service in accordance with the policies of SOL as they may be issued from time to time in the SOL service and warranty manuals and bulletins.

5. Relationship of SOL and Distributor.  Distributor acknowledges that it is and will be an independent contractor and not an employee, partner or joint venturer of or with SOL, and is not and will not be subject to the control of SOL.  Neither Distributor nor any officer or employee of Distributor shall, in any event, have any right, collectively or individually, to bind SOL, to make any representations or warranties, to accept service of process, to receive notice, or to perform any act or obligation on behalf of SOL except as specifically authorized in writing by SOL in its sole discretion. Neither SOL nor any officer or employee of SOL shall, in any event, have any right, collectively or individually, to bind Distributor, to make any representations or warranties, to accept service of process, to receive notice, or to perform any act or obligation on behalf of Distributor except as specifically authorized in writing by Distributor in its sole discretion.

6. Trademarks and Trade names.  Distributor agrees not to use in any way, or to remove, alter or change in any way, any SOL trademark, trade name, logo or other commercial symbol, contained on any of the Products, packaging or otherwise, without the prior written permission of SOL which may be withheld in its sole discretion.  Distributor agrees that it will not add, by sticker or any other device, its own or any other trademark, trade name, logo or other commercial symbol to any Product without the prior written permission of SOL.

7. Serial Numbers.  Under no circumstances, shall Distributor remove, alter or change in any way the serial number assigned to any of the Products by SOL.  Distributor is aware that any such action restricts SOL from accurately tracking the manufacturing origin and warranty information associated with the Products.

8. Unauthorized Dealer/Distributors.  Distributor shall immediately report to SOL any sales or distribution of Products or any other SOL merchandise in the Territory which Distributor may have reason to suspect is unauthorized.  Distributor also agrees to participate and cooperate with SOL in the prosecution of any such unauthorized distribution or sale if so requested by SOL.

9. Product Liability Insurance.  Distributor shall obtain adequate product liability insurance policies covering the Products and name SOL as an additional insured party on any and all such product liability insurance policies.  Distributor shall immediately report to SOL the termination or suspension of any such policies.

10. Terms of Purchase.

(a) SOL shall sell the Products to Distributor and Distributor shall purchase the Products from SOL in accordance with the terms and conditions set forth herein and upon the terms and conditions contained in purchase orders provided by SOL for use by Distributor.

(b) Distributor shall order the Products from SOL in accordance with the then current ordering procedures established by SOL.  SOL reserves the right, in its sole discretion, to accept the order, reject any order, either in whole or in part (unless the order states that it must be accepted in its entirety), placed by Distributor, without prejudicing the relationship between SOL and Distributor.  SOL will promptly notify Distributor of any delays which will postpone its promised shipment date of any accepted order.

(c) Distributor shall pay SOL the price and any other charges for the Products as set forth on price schedules provided by SOL to Distributor.

(d) Distributor shall pay the purchase price for the Products at the time of delivery thereof, unless SOL has approved other terms of credit for Distributor, and agrees to pay within terms of the invoice. Payments due from Distributor shall be made to SOL in United States Dollars and invoices shall be sent by SOL in the same currency.  SOL may cancel any order placed by Distributor or refuse shipment thereof should Distributor fail to meet any payment term, credit, or financial requirement of SOL.

(e) Shipment of Products by SOL to Distributor will be made in a manner determined by Distributor. Title and risk of loss or damage to the product shall pass to Distributor at the time SOL delivers possession of the product to a carrier at SOL’s plant or warehouse or other facility without regard to notification of shipment or selection of carrier.

(f) Distributor represents and warrants that all Products purchased hereunder are purchased for resale in the ordinary course of Distributor’s business.  Distributor agrees that it is responsible for and shall comply with all laws calling for the collection and / or payment of all taxes, including sales and use taxes and ad valorem taxes.

(g) Distributor agrees to pay reasonable cancellation charges with respect to any Products ordered and cancelled by Distributor.

(h) Full legal and beneficial ownership to such Products shall remain vested in SOL until such time as SOL shall have received payment in full of the relevant invoice amount.  Distributor shall execute such security agreements and other documents that SOL may reasonably request to perfect the security interest, subject to the security interests held by current secured creditors of Distributor.  Notwithstanding the foregoing, Distributor is authorized to sell the Products in the ordinary course of its business and thereby to pass Product title thereto to the purchaser thereof and SOL’s security interest shall continue in the proceeds of that sale.

(i) Distributor undertakes to SOL that it shall cause all Products purchased by it pursuant to this Agreement to be insured to their full replacement value with insurers of good repute approved in writing by SOL and, pending the passage of full legal and beneficial ownership therein pursuant to Section 5(h), shall cause the interest of SOL therein to be noted on the relative policy of insurance.

(j) Distributor shall be responsible for all applicable federal, state and local sales, use, personal property, inventory and other taxes that may be assessed on any Product sold or other SOL property in Distributor’s possession at the time such tax is assessed or determined.  Distributor shall also be responsible for any applicable local, state and federal taxes resulting from Distributor’s purchase of the Products to the extent that such taxes are not included in SOL’s prices.

11. Termination.

(a) Except as otherwise required by local law, either party may terminate this Agreement without cause upon three hundred sixty-five (365) days’ prior written notice to the other party given at any time. All other terminations hereunder are deemed for cause.

(b) Either party may terminate this Agreement upon thirty (30) days’ prior written notice if the other party is in breach of this Agreement or has defaulted in the performance of any of its obligations under this Agreement and such breach or default remains uncured within the notice period.

(c) Either party may terminate this Agreement upon twenty-four (24) hours’ prior written notice if or when it is discovered in such party’s good faith judgment that the other party has acted in such a manner as to require immediate termination of this Agreement, including, but not limited to the following:

(i) intentionally or in a willful, wanton or reckless manner, made any material, false representation, report or claim relative hereto;

(ii) violated another’s copyright or trademark;

(iii) become insolvent, invoked as a debtor any laws relating to the relief of debtors’ or creditors’ rights, or has had such laws invoked against it;

(iv) become involved in any liquidation or termination of business;

(v) been adjudicated bankrupt;

(vi) been involved in an assignment for the benefit of its creditors;

(vii) if the other party admits in writing the inability to pay debts as they mature;

(viii) if a trustee or receiver is appointed for the other or for any part of the other’s assets by any court; or

(ix) the other party ceases to do business as a going concern.

(d) Except as may be provided elsewhere in this Agreement, upon termination or expiration of this Agreement pursuant to this Section 11, or expiration hereof, neither party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever, whether on account of the loss by SOL or Distributor of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of Distributor’s business, or on account of any other cause or thing whatsoever, provided that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to Products theretofore marketed pursuant to this Agreement, or any indebtedness then owing by either party to the other under this Agreement.

(e) Upon termination of this Agreement, or expiration hereof, all rights granted to Distributor under or pursuant to this Agreement shall cease and Distributor shall:

(i) Within thirty (30) days after termination and at Distributor’s expense, Distributor shall return to SOL all Proprietary Information (as defined below) previously furnished by SOL and all sales literature, etc., previously furnished by SOL and technical assistance and sales training materials previously furnished by SOL still in Distributor’s possession, and shall advise SOL of all unfilled orders for Product which Distributor cannot fill from its remaining stock;

(ii) return to SOL all SOL owned or licensed equipment and software provided to Distributor under this Agreement; and

(iii) cease holding itself out, in any manner, as a Distributor of SOL’s Products.

(f) Upon expiration or termination of this Agreement:  SOL shall have the right upon termination or expiration to inspect and will have the option to repurchase all Product then owned by Distributor (which are unused and in factory-shipped condition) at the original price paid by Distributor, less any prior credits granted for such Product.

(g) Distributor shall use its best efforts to continue selling to its customers the Product in its inventory during the final ninety (90) days of this Agreement. Upon expiration of this Agreement or within thirty (30) days after notice of termination, Distributor shall provide SOL with a preliminary inventory of the Products and quantities of Product to be repurchased. Upon termination, Distributor will provide SOL with an updated, final version of the inventory list to be repurchased. SOL shall be granted ninety (90) days from the date of expiration or termination to repurchase said inventory. Distributor agrees to follow SOL’s reasonable shipping instructions and schedules for the repurchased inventory. The terminating party shall bear transport costs and all risk of loss or damage during shipment.

12. Warranties.

(a) The Products sold to Distributor hereunder pursuant to any purchase order shall, notwithstanding the language contained on such purchase order, be sold solely on the basis of such warranties and guarantees as SOL may specify from time to time in writing.  All representations, warranties or conditions whether express, collateral or implied by statute, common law or otherwise as to: (i) the state, quality, condition or performance of the Products, (ii) the Products’ fitness for any particular purpose, or (iii) the Products’ correspondence with description or samples are hereby unconditionally excluded to the fullest extent permitted by law except as otherwise provided by SOL in writing.

(b) Distributor shall offer and shall require its dealers to offer for sale the Products only on the basis of SOL’s published warranty and neither Distributor nor its dealers shall have authority to, and shall not, make any representations related to SOL’s warranty other than those made therein.  Distributor shall deliver and shall require its dealers to deliver the warranty to the original retail purchaser at the time of delivery of the Products to the purchaser.  SOL reserves the right to amend, modify or cancel the aforesaid warranty at any time, effective for Products sold after the date Distributor receives notice of such amendment, modification or cancellation.  In the event that Distributor or its dealers offers or if laws in Distributor’s Territory require a warranty in excess of SOL’s warranty, Distributor assumes responsibility for such additional warranty.

13. Intellectual Property.

(a) Distributor acknowledges and shall cause its dealers to acknowledge SOL’s sole ownership of all designs, trademarks, trade names, service marks, trade secrets and inventions or improvements, whether or not patented or patentable or registered or registrable under the laws of any country, which are associated with the Products.  Distributor acknowledges that it has paid no consideration for the use of the Trademark, or for the use of any logos, copyrights, trade secrets, trade names or designations used by SOL in connection with the marketing and distribution of the Products and, except as expressly provided herein, nothing contained in this Agreement shall give Distributor any right, title or interest in or to any of them.  Distributor acknowledges that SOL owns or retains copyright or other proprietary rights in all Products and agrees that it will not at any time during or after this Agreement assert or claim an interest to or do anything that may adversely affect the validity or enforceability of any trademark (including the Trademark (as defined below)), trade name, trade secret, copyright, or logo belonging to or licensed to SOL (including, without limitation, any acts, or assistance to any act, which may infringe or lead to the infringement of any copyright to the Products).

(b) All Products sold by Distributor shall bear the trademark(s) as specified in writing by SOL to Distributor (collectively, the “Trademark”) and no other trademarks or trade names, and Distributor shall not modify, add to or otherwise change the design, format or form of the Trademark or the trade name of SOL.  Distributor agrees not to attach any additional trademarks, logos or trade designations to any Products without the prior written approval of SOL.  Distributor further agrees not to affix any trademark (including the Trademark) logo or trade name belonging to or licensed to SOL to any Products or to any containers or storage medium not used in connection with the distribution of the Products without the prior written approval of SOL.  Upon expiration or termination of this Agreement, the Distributor shall forthwith cease use of all of SOL’s trademarks (including the Trademark), logos and designations, and shall not thereafter use, advertise or display any name, mark or logo which is, or any part of which is deceptively similar to or substantially identical to any such designations associated with any of the Products.

(c) SOL grants to Distributor during the term of this Agreement a royalty-free, non-exclusive license to use the Trademark in connection with the promotion and sale of the Products in the Territory as provided herein.  Distributor shall not use or incorporate the Trademark or the trade names of SOL in or as a part of a trade name, corporate name, or business name unless written approval is given in advance by SOL.

(d) Upon direction by SOL, Distributor will immediately execute all such documents and do all such things as may be necessary to effect the cancellation and cessation of use of the Trademark or the corporate or business names or trade names of SOL and the change of Distributor’s name in accordance with SOL’s direction.  For this purpose, in the event Distributor fails to act within a reasonable time, Distributor hereby appoints the officers of SOL jointly and severally to be Distributor’s true and lawful attorneys for and in Distributor’s name to execute all such documents and do all such things as are necessary to effect the cancellation and cessation of use of the Trademark or the corporate or business names or trade names of SOL and the change of Distributor’s name in accordance with SOL’s direction.

(e) Distributor acknowledges that considerable time and money have been expended to create the goodwill associated with the Trademark and SOL’s trade names Distributor will always act in a manner that would maintain the quality and goodwill associated with the Trademark and the corporate or business names or the trade names of SOL, and Distributor shall not use them in any manner likely to confuse, mislead or deceive the public, or be injurious or inimical to the goodwill and best interests of SOL.  Nothing contained herein shall give Distributor any interest in or right to the Trademark and SOL’s trade names except as is expressly granted herein.  Any goodwill generated by Distributor in relation to any use by Distributor of SOL’s intellectual property, including, but not limited to the Trademark or the corporate or business names or trade names of SOL, is for the benefit of and shall be owned exclusively by SOL.

(f) During the term of this Agreement and thereafter, Distributor shall not apply for or acquire the registration of the Trademark or the corporate or business names or trade names of SOL, except as is expressly granted herein.  Distributor agrees and shall cause its dealers to agree to take no action, the effect of which would be to divest SOL of any design, trademark, trade name, service mark, patent or trade secret rights associated with the Products, and shall not be deemed by anything contained in this Agreement or done pursuant to it to acquire any right, title or interest in or to any designs, trademarks, service marks or trade names, inventions or improvements now or hereafter embodied in the Products whether or not such invention or improvement is patented or patentable or registered or registrable under the laws of any country.  Upon termination of this Agreement, Distributor agrees to cease to use and shall cause its dealers to cease to use all of SOL’s trademarks, service marks, trade names, trade secrets and other confidential or proprietary information in any way.

(g) Distributor shall not disclose, during the period of this Agreement or at any time thereafter, to any outside person, any commercial, technical or business information which Distributor has obtained from SOL, and which information was not specifically intended for public use or distribution by Distributor. Distributor shall take reasonable precautions, contractual and otherwise, to prevent unauthorized disclosure or use of such information by any of its employees/associates and dealers.

14. Indemnification.

(a) As a separate and independent undertaking, Distributor shall indemnify and hold harmless SOL from and against any and all loss, damage, injury, liability, costs, expenses and claims therefor, howsoever caused on account of injuries to or death of any person and/or on account of damage to any property which may result from actions of Distributor, its dealers, their servants, agents, contractors and/or employees under or in connection with the terms of this Agreement.  Distributor assumes sole responsibility for quality of workmanship in the installation, maintenance and repairs made by the Distributor or its dealers of SOL’s Products.  SOL shall promptly notify Distributor in writing upon learning of any such claim or potential claim, and Distributor shall have the option of handling the defense of the same through counsel of its choice, in which event SOL shall provide reasonable cooperation and assistance at its own expense, provided that any out of pocket expense of SOL in complying with this provision shall be borne by Distributor.

(b) SOL shall indemnify and hold Distributor harmless from and against any and all liabilities, losses, damages, injuries, costs, expenses, causes of action, claims, demands, assessments and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of design or manufacture of the Products, including, without limitation, claims for product liability and claims under any warranties given by SOL, but excluding any claim arising from or in connection with any act or omission by Distributor or any officer, agent or employee of Distributor.  Distributor shall promptly notify SOL in writing upon learning of any such claim or potential claim, and SOL shall have the option of handling the defense of the same through counsel of its choice, in which event Distributor shall provide reasonable cooperation and assistance at its own expense, provided that any out of pocket expense of Distributor in complying with this provision shall be borne by SOL.

15. Use of Proprietary Information.

(a) All information which one party furnishes to the other under or in contemplation of this Agreement and designated as proprietary (“Proprietary Information”) shall remain the property of the furnishing party.  Distributor shall not remove or alter and shall require its dealers not to remove or alter any name, signs or other marks on the Products or take any steps to alter the construction or design of the Products.  Distributor shall comply and shall cause its dealers to comply fully with all labeling and packaging requirements established by applicable statutes, rules and regulations.  Distributor shall not and shall cause its dealers to not make any alterations or additions to the labeling and packaging of the Products without SOL’s prior written approval, except for the purpose of complying with such legal requirements.

(b) Unless the party furnishing Proprietary Information consents in writing, the receiving party shall:

(i) hold the Proprietary Information in confidence, except for any part of such Proprietary Information which is known to it free of any obligation to keep in confidence or which is now generally known to the public or which later becomes generally known to the public through acts not attributable to such receiving party;

(ii) not reproduce or copy such Proprietary Information, in whole or in part;

(iii) if reproduced, include any copyright and proprietary notices on all such copies and mark all media containing such copies with a warning that the Proprietary Information is subject to restrictions contained in an agreement with the furnishing party and that such Proprietary Information is the property of the furnishing party; and

(iv) return or destroy such Proprietary Information when no longer needed or, if such Proprietary Information is recorded on an erasable storage medium, erase it.

(c) Proprietary Information shall be clearly and conspicuously marked as such by the disclosing party. Any information disclosed without such marking shall be considered unrestricted as to its use and shall not be protected hereunder unless such disclosed information is identified orally as confidential or proprietary at the time of disclosure and is subsequently furnished to the receiving party in a document clearly and conspicuously marked proprietary within twenty (20) days of the initial disclosure. All Proprietary Information supplied by either party shall remain the property of and shall be returned promptly to the disclosing party upon its request.

(d) A party receiving Proprietary Information owned or controlled by a disclosing party shall use reasonable care not to disclose such information to any third party. Reasonable care shall be the same degree of care the receiving party normally accords its own information of similar kind and importance. A party shall not be liable for inadvertent or accidental disclosure of Proprietary Information of another, provided such reasonable care was used for protecting the received information. Neither party shall be liable for disclosure of Proprietary Information if made in response to a valid order of court or authorized agency of government, provided, however, that notice first be given to the party owning or controlling the Proprietary Information in order that a protective order, if appropriate, may be sought by such owning or controlling party. Nothing in this Section 15 shall restrict a disclosing party from using, disclosing, or disseminating its own Proprietary Information in any way.

(e) Proprietary Information furnished pursuant to this Agreement shall not be used by a receiving party except in the performance of this Agreement and only for any specific purpose for which the Proprietary Information was furnished by the disclosing party. Proprietary Information shall not be disclosed within the receiving party’s organization to persons other than those to whom it is directed by the disclosing party and shall not be disclosed to any other associate, affiliate or subsidiary entity, division or group of the receiving party. Furnishing of information under the protection of this Section 15 shall not be construed to convey any license for any patent, trademark, copyright or other intellectual property of any other party.

(f) A receiving party shall have no obligation with respect to any information which:

(i) was already known by the receiving party without restriction prior to receipt from a disclosing party; or

(ii) is or becomes publicly known through no wrongful act of the receiving party; or

(iii) is received from a third party without similar restriction and without breach of these conditions; or

(iv) is independently developed by the receiving party; or

(v) is released or disclosed to a third party without restriction by a disclosing party.

(g) Upon termination or expiration of this Agreement, each party shall return promptly any and all Proprietary Information of the disclosing party, shall purge its own records of any and all Proprietary Information of the disclosing party, and shall certify to the disclosing party in writing that all records have been purged of such Proprietary Information to preserve the rights of the disclosing party therein. The obligations imposed by this Agreement shall expire with respect to each certifying party seven (7) years from the date of such certification to the disclosing party.

16. Force Majeure.  Except with respect to Distributor’s obligation to make timely payments when due, neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, nature or the public enemy, inability to secure material or transportation facilities, inadequate yield of products despite SOL’s reasonable efforts, act or omission of carriers or any other causes beyond its reasonable control.

17. Audit.  Distributor shall maintain accurate and complete accounts, books and records relating to the business of Distributor with respect to Products, in accordance with generally accepted accounting principles and practices and sufficient so that they may be readily audited to ascertain compliance by Distributor with its obligations under this Agreement. These records shall be held until all costs and expenses have been finally determined under this Agreement and payment or final adjustment of payment, as the case may be, has been made. Distributor shall permit SOL or SOL’s representative to examine and audit these records and all supporting records, upon reasonable notice, every three (3) months during the term of this Agreement. Distributor agrees to provide SOL with access to all books and records for the twelve (12) months preceding the date of the audit. Audits shall be made not later than twelve (12) months after the expiration date of this Agreement.

18. Miscellaneous.

(a) This Agreement shall not in any way create the relationship of principal and agent between SOL and Distributor in no circumstances shall Distributor, its agents or employees be considered as agents of SOL.  Distributor shall not create or attempt to assume to create any obligation or make any contract, agreement, representation or warranty on behalf of or in the name of SOL, except those authorized in writing by SOL. Distributor shall indemnify and hold SOL harmless from any costs and liability caused by any unauthorized acts prohibited by this paragraph, whether by Distributor, its agents or employees.

(b) Distributor represents and warrants that the Distribution Shares and Distribution Warrant (collectively, the “Securities”) have been duly authorized and validly issued and are issued to SOL free and clear of all liens, charges, encumbrances and security interests (except for those restrictions imposed on the securities by federal and state securities laws).

(c) SOL acknowledges that the Securities are being acquired for its own account and for investment and not with a view to the public resale or distribution thereof.  SOL is capable of bearing the economic risks of an investment in the Securities and fully understands the speculative nature of the Securities and the possibility of such loss. SOL acknowledges that it has been furnished with information regarding the Distributor and further acknowledges that it has had an opportunity to ask questions of and receive answers from duly designated representatives of the Distributor.  SOL acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (“Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available.

(d) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

(e) Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of:  (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party (i) if to SOL, to China Winston Battery Limited, No. 3 Industrial Zone, Lisonglang Village, Gongming Town, Bao’an Dist., Shenzhen, P.R.C., attention: Mr. Winston Chung, with a copy to Quintairos, Prieto, Wood & Boyer, P.A., attention: Robert J. Cousins, Esq., facsimile (954) 253-7008, and (ii) if to the Company, to Balqon Corporation., 1420 240th Street, Harbor City, CA 90710, attention:  Balwinder Samra, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention:  Larry A. Cerutti, facsimile (714) 546-9035.  Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the Purchaser

(f) This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of SOL and Distributor.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(g) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(h) This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(i) The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of Orange County, California and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(j) If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(k) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(l) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

[Signatures contained on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SEVEN ONE LIMITED By: Chung Hung Ka, Chief Executive Officer BALQON CORPORATION By: Balwinder Samra, President and Chief Executive Officer

EXHIBIT A

FORM OF DISTRIBUTION WARRANT